Exhibit A

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of American International Group, Inc., and that this Agreement be included as an Exhibit to such joint filing. Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date:  February  21, 2006


Signature: /s/  Maurice R. Greenberg

Name: Maurice R. Greenberg


STARR INTERNATIONAL CO., INC.


Signature:  /s/ Edward E. Matthews
By:    Edward E. Matthews
Title: Managing Director


C. V. STARR & CO., INC.


Signature: /s/ Edward E. Matthews
By:    Edward E. Matthews
Title: President


Signature: /s/ Edward E. Matthews

Name: Edward E. Matthews


UNIVERSAL FOUNDATION, INC .


Signature: /s/ Stuart Osborne
By:    Stuart Osborne
Title: President


THE MAURICE R. AND CORINNE P. GREENBERG FOUNDATION, INC.


Signature: /s/  Maurice R. Greenberg
By:    Maurice R. Greenberg
Title: Chairman